                                                   Exhibit 23.1

Consent of Independent Registered Public Accountants

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2008 relating to the financial statements and management’s assessment of the effectiveness of internal control over financial reporting, which is included in Tengasco, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/Rodefer Moss & Co, PLLC
Knoxville, Tennessee
June 3, 2008